Exhibit 99.1

DatChat To Launch Metaverse Advertising and NFT Monetization Platform

DatChat Opens Pre-Sale Registration of its 5,000 VenVūū Dynamic Content NFTs

NEW BRUNSWICK, N.J., March 28, 2022 -- DatChat, Inc. ("DatChat" or the "Company") (Nasdaq: DATS), a communications and social media company that gives users the ability to communicate, share, and post with privacy and screen capture protection, today announced it will launch the VenVūū metaverse advertising and NFT monetization platform. DatChat also opened pre-sale registration for its new VenVūū Dynamic Content NFT on the VenVūū.io website.

VenVūū is an advertising platform that allows metaverse landowners and brands to connect using DatChat’s proprietary patented and patent pending technology. The platform provides metaverse landowners an easy and consolidated way to monetize their holdings by opting into paid ad campaigns that advertisers offer them. Brands will have the ability to run campaigns across the NFT advertising network that target the land parcels they want to reach, simultaneously across multiple metaverses.

“We believe this to be a landmark moment for the Metaverse, as it is the first simple solution allowing users to monetize their metaverse parcels while enabling brands a broad reach in the metaverse,” said DatChat CEO Darin Myman. “Each VenVūū Dynamic NFT is a unique NFT like owning your own multi-media outlet that you own and control in ‘Your World’. Not only will this create unique opportunities for supporters of DatChat, but will also be a significant contributor to our Company’s ability to grow our top-line.”

The VenVūū Dynamic Content NFT enables metaverse parcel owners to link their parcels with the VenVūū protocol in a simple and easy manner. Parcel owners opt in to campaigns that are being offered by advertisers, and advertisers can offer campaigns to landowners based on targeting criteria. Initially, campaigns will consist of video or static ads but anticipate expanding the type of media formats supported to include 3D images, virtual product placements and wearables later in 2022. Users can begin minting April 26, 2022, at 1:00 p.m. EST on the VenVūū website using either a crypto wallet or credit card.

There are as many as 268,645 parcels in the "Big Four" Metaverses worth billions of dollars, and over one million active NFT wallets.

To learn more, visit VenVūū.io.

About DatChat, Inc.

DatChat Inc. is a blockchain, cybersecurity, and social media Company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat's patented technology offers users a traditional texting experience while providing control and security for their messages. With DatChat Messenger, a user can decide how long their messages last on a recipient's device, while feeling secure that, at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations contact:

Alex Thompson

Gateway Group, Inc.

(949) 574-3860

DATS@gatewayir.com

Press contact:

Zach Kadletz

Gateway Group, Inc.

(949) 574-3860

DATS@gatewayir.com